UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		4085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of Pharmacyclics, Inc. (the “Company”) was held on December 9, 2010.  The following three matters were put forth to the stockholders to be voted on: (1) the election of seven directors to serve until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified; (2) an amendment of the Company’s 2004 Equity Incentive Award Plan in order to increase the total number of shares of common stock authorized for issuance over the term of the 2004 Equity Incentive Award Plan by an additional 2,500,000 shares; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld	Broker Non-votes
Robert W. Duggan	33,212,042	158,746	19,298,395
Richard A.van den Broek	33,250,958	119,830	19,298,395
Roy C. Hardiman	33,325,677	45,111	19,298,395
Minesh P. Mehta	33,251,622	119,166	19,298,395
David D. Smith	33,251,622	119,166	19,298,395
Robert F. Booth	33,322,069	48,719	19,298,395
Gwen A. Fyfe	32,812,399	558,389	19,298,395

Proposal	For	Against	Abstain	Broker Non-Votes
Amendment to 2004 Equity Incentive Award Plan to increase the shares authorized for issuance by 2,500,000	31,198,088	1,966,625	206,075	19,298,395
Ratification of the appointment of PricewaterhouseCoopers LLP	52,475,663	174,737	18,783	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2010

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
	Name:	Rainer M. Erdtmann
	Title:	Vice President, Finance & Administration and Secretary